Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact: Chuck McArthur, President and CEO cmcarthur@ufeonline.com 432-571-8000

Lisa Elliott / lelliott@drg-e.com DRG&E / 713-529-6600

UNITED FUEL & ENERGY ANNOUNCES FOURTH QUARTER 2006
EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

Midland, Texas - March 23, 2007 - United Fuel & Energy Corporation (OTCBB: UFEN), a leading distributor of gasoline, diesel, propane and lubricant products to customers in the rural markets of the southwestern and south central U.S. today announced that it will release its fourth quarter results before the market opens on Wednesday, March 28, 2007. In conjunction with the release, the Company has scheduled a conference call that will be broadcast live over the Internet on Wednesday, March 28, 2007 at 11:00 a.m. Eastern (10:00 a.m. Central).
What:    United Fuel & Energy Fourth Quarter 2006 Earnings Conference Call
When:   Wednesday, March 28, 2007 at 11:00 a.m. Eastern (10:00 a.m. Central)
How:      Live via phone -- By dialing (303) 262-2140 and asking for the United Fuel & Energy call about 10 minutes prior to the start time
Where:  http://www.ufeonline.com
For those who cannot listen to the live call, a telephonic replay will be available through April 4, 2007 and may be accessed by calling (303) 590-3000 and using the pass code 11087134#. Also, a web cast archive will also be available at www.ufeonline.com in the investor relations section of the site shortly after the call. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.

About United Fuel

United Fuel, located in Midland, Texas, is engaged in the business of distributing gasoline, diesel, propane and lubricant products primarily in certain rural markets of Texas, New Mexico, and Oklahoma. United Fuel represents the consolidation of numerous companies, the most significant of which is the Eddins-Walcher Company. Eddins-Walcher has been in business since 1937, has a reputation of reliability with its customers and currently represents the majority of United Fuel’s consolidated revenues. United Fuel intends to continue to expand its business through strategic acquisitions.

United Fuel currently engages in the following activities:

• Card-lock operation (unattended re-fueling of commercial vehicles).

• Wholesale fuels and lubricants (to commercial customers).

• Propane distribution (to commercial and residential users).

United Fuel conducts its operations through 20 branch locations and 105 card-lock (unattended) fuel sites. United Fuel currently has approximately 285 full-time employees. For more information, please visit the Company’s website at www.ufeonline.com or to request future press releases via email, go to http://www.b2i.us/irpass.asp?BzID=1318&to=ea&Nav=1&S=0&L=1.